                                                                  EXHIBIT 99.2

                           NOTE ASSUMPTION AGREEMENT


      THIS NOTE ASSUMPTION AGREEMENT (this "Agreement") is made as of May 30, 1997, by and among AUDIO COMMUNICATIONS NETWORK, INC., a Florida corporation (the "Company"), SUNCOM, INC., a Delaware corporation ("Suncom") and MIDWEST MEZZANINE FUND, L.P., a Delaware limited partnership ("Midwest").

                                    RECITALS

      A. The Company agreed to purchase substantially all the assets of Suncom Communications, L.L.C., a Delaware limited liability company (the "Seller") and to assume substantially all of the Seller's liabilities (the "Acquisition"), pursuant to the terms and conditions of an Asset Purchase Agreement dated as of November 19, 1996 (the "Asset Purchase Agreement").

      B. The Company has sold and assigned its assets, rights and certain obligations under the Asset Purchase Agreement to Suncom.

      C. The Seller is indebted to Midwest pursuant to the terms of a subordinated note in the original principal amount of $4,750,000 dated as of September 14, 1995 (the "Subordinated Note"), which was issued pursuant to the terms of a Note and Warrant Purchase Agreement dated as of September 14, 1995 (the "Note and Warrant Purchase Agreement").

      D. The consent of Midwest to the Acquisition is required by the terms of the Asset Purchase Agreement and the Note and Warrant Purchase Agreement.

      E. As a condition to giving its consent to the Acquisition pursuant to the terms of the Asset Purchase Agreement, Midwest has required that the Company and Suncom enter into this Agreement and assume the obligations of the Seller under the Subordinated Note, all obligations under the Note and Warrant Purchase Agreement other than the obligations evidenced by the Subordinated Note remaining with the Seller.

                                   AGREEMENTS

      In consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

     1 In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used in this Agreement:

     "ACN-Maryland" means Audio Communications Network, Inc., a Maryland corporation.

     "ACN-Missouri" means Audio Communications Network, Inc., a Missouri corporation.

     "Acquisition" has the meaning ascribed to it in Recital A.

     "Acquiring Group" means the Company, AMN, ACN-Missouri, ACN-Maryland and Florida.

     "Affiliate" as applied to any specified Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of 10% or more of the voting power (or in the case of a Person which is not a corporation, 10% or more of the ownership interest, beneficial or otherwise) of such Person or the power otherwise to direct or cause the direction of the management and policies of that Person, whether through voting, by contract or otherwise. For purposes of this paragraph, "voting power" of any Person means the total number of votes which may be cast by the holders of the total number of outstanding shares of stock of any class or classes of such Person in any election of directors of such Person. For purposes of this Agreement, all members, management employees, managers, officers and partners of a Person (and all spouses and lineal descendants of any such member, management employee, manager, officer or partner) shall be deemed to be Affiliates of such a Person.

     "Agent" means PNC Bank, National Association, a national banking association in its capacity as agent for the Senior Lenders.

     "Allonge" means the Allonge among the Company, Suncom, the Seller and Midwest evidencing the assumption by the Company and Suncom of the obligations under the Subordinated Note.

     "AMN" means American Music Network, Inc., a California corporation.

     "Asset Purchase Agreement" has the meaning ascribed to it in Recital A.

     "Assets" means all the tangible and intangible assets of the Company and all of its Subsidiaries after giving effect to the Acquisition.

     "Balance Sheet" has the meaning ascribed to in Section 5.7.

     "Borrowers" means the Company and Suncom. "Borrower" means any of the Borrowers.

     "Business" means the business of operating a Muzak(R) franchise in the Geographic Areas and the business communications and data services, messaging on "hold," in-store advertising, sound masking, video conferencing and drive-thru sales, installation and service business conducted by the Seller at the time of the Acquisition.

     "Cash Sale Event" means a cash transaction involving the sale of over 50% of the profits interests represented by Membership Interests.

     "Change of Control Event" means (a) a sale, issuance, transfer, disposition, transaction, action or event (or series of sales, issuances, transfers, dispositions, transactions, actions or events) after which the Seller owns capital stock of the Company possessing (under normal circumstances) less than 51% of the total number of votes which may be cast by the holders of the total number of outstanding shares of stock of any class or classes of the Company in any election of directors of the Company, (b) an action, event or circumstance which results in the office of President of the Company being held by a Person other than Mitchell Kleinhandler, (c) an action of the Board of Directors of the Company after which the Compensation Committee of the Company either does not exist or does not include at least one representative of each of Midwest and CMS or the transferee of their respective interests in the Seller or, if SunCom Management, L.L.C. purchases all of CMS's interests in the Seller, one representative of Midwest and CMNY Capital II, L.P. or the transferee of their respective interests in the Seller (other than an action which Midwest's representative on such Board of Directors votes in favor of) and (d) a sale, issuance, transfer, disposition, transaction, action or event (or series of sales, issuances, transfers, dispositions, transactions, actions or events) after which (i) SunCom Management, L.L.C., owns less than 10% of the outstanding Common Units of the Seller or (ii) Mitchell Kleinhandler has less than $475,000 invested in the Seller (directly or indirectly through SunCom Management, L.L.C., Global Communications L.L.C. or otherwise).

     "Charter" means the articles of incorporation or certificate of incorporation, as the case may be.

     "Closing" means the closing under the Asset Purchase Agreement, Stock Purchase Agreement and Senior Loan Agreement.

     "Closing Date" shall have the meaning given it in Section 3.1.

     "CMS" means CMS Interactive Communications Partners, L.P., a Delaware limited partnership.

     "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the common stock of the Company, $0.25 par value per share.

     "Common Units" means the Common Units of the Seller.

     "Company" means Audio Communications Network, Inc., a Florida corporation.

     "Companies" means the Company, Suncom and each Subsidiary of the Company, including ACN-Maryland, ACN-Missouri, AMN, and Florida as of the Closing.

     "Consent" means the written consent of Midwest to the Acquisition addressed to the Borrowers and the Seller.

     "Coverage Ratio" means, for any period, (a) the EBITDA for such period, divided by (b) the sum of (i) all scheduled principal payments and cash interest accrued by the Company and its Subsidiaries during such period with respect to Indebtedness for money borrowed, plus (ii) all foreign, federal, state and local income tax liabilities of the Company paid for such period, plus (iii) all dividends or other distributions paid by the Company during such period to its shareholders, plus (iv) all capital expenditures for such period, plus (v) payments under capitalized leases for such period, plus (vi) the amount of all Schell Payments for such period.

     "Default" means any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default under Section 10.1.

     "EBITDA" means, for any period, an amount determined on a consolidated basis in accordance with GAAP equal to (a) the Company's consolidated net revenue for such period, less (b) the cost of goods sold producing such revenue for such period, less (c) the sales, general and administrative expenses incurred in the ordinary course of the Companies' business for such period which excludes explicitly (i) the amount of the provision for foreign, federal, state, and local income taxes for such period, (ii) the amount of amortization of closing or other acquisition or financing costs, goodwill and other intangibles for such period, if any, (iii) the amount of interest expense (including non-cash interest expense and (without duplication) the original issue discount attributable to the Subordinated Note) and interest income during such period,
(iv) depreciation expense, (v) the amount of all Schell Payments for such period, and (vii) the amount of nonrecurring extraordinary income and expense items for such period. For purposes of calculating EBITDA for the Coverage Ratio and the Leverage Ratio, EBITDA for periods ending prior to June 30, 1998 shall be calculated as follows:

     For the period ended September 30, 1997: EBITDA for the quarter ended September 30, 1997 times 4;

     For the period ended December 31, 1997: the sum of EBITDA for last two quarters ended December 31, 1997 times 2;

     For the period ended March 31, 1998: the sum of EBITDA for last three quarters ended March 31, 1998 times 1.33;

     "Employees" means all managers, officers and employees of the Companies.

     "Environmental Laws" means all laws, rules and regulations relating to environmental matters, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the release of Hazardous Materials and to the generation, use, storage, transportation, handling or disposal of Hazardous Materials, in any manner applicable to the Company or its Subsidiaries or any of their respective properties.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations promulgated thereunder.

     "ERISA Affiliate" means the Company and any trade or business (whether or not incorporated) that is a member of a group of which the Company is a member and which is treated as a single employer under Section 414(b) or (c) of the Code.

     "Event of Default" has the meaning specified in Section 10.1.

     "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) owned, leased, operated or used by any of the Companies. "Facility" means any one of the Facilities.

     "FCC" meaning the U.S. Federal Communications Commission.

     "Fiscal Year" means any 12-month period ending December 31.

     "Florida" means Florida Sound Engineering Company, a Florida corporation.

     "GAAP" means generally accepted accounting principles, consistently applied.

     "Guarantee" of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

     "Geographic Areas" has the meaning specified in Section 5.19.

     "Guarantors" means AMN, ACN-Missouri, ACN-Maryland and Florida. "Guarantor" means any of the Guarantors.

     "Guaranty" means the Guaranty to be delivered by the Guarantors to Midwest in a form satisfactory to Midwest.

     "Hazardous Materials" means (a) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic pollutants," "contaminants," "pollutants," "toxic substances" or words of similar import under any Environmental Laws, (b) any oil, petroleum or petroleum derived substances, (c) asbestos in any form which is or could become friable, radon gas, urea formaldehyde foam insulation, or transformers or other electrical equipment which contain any oil or dielectric fluid containing polychlorinated biphenyls, and (d) any other chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any governmental authority.

     "Holder" means any Person(s) holding the Subordinated Note.

     "Indebtedness" of any Person shall mean any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are either (x) not more than ninety
(90) days past due and do not exceed $250,000 outstanding at any one time (net of Indebtedness owing to the Companies by such Person) or otherwise (y) not more than sixty (60) days past due), or (v) any Guarantee of Indebtedness for borrowed money.

     "Investment" as applied to any Person means (a) any direct or indirect purchase or other acquisition or holding by such Person of any notes, obligations, instruments, stock, securities or ownership interest of any other Person and (b) any capital contribution by such Person to any other Person.

     "IRR" means the yield (expressed on an annual basis) on Midwest's $4,750,000 cash investment in the Seller through the Subordinated Note and Warrant calculated on the basis of the cash received by Midwest from the Seller for principal and interest with respect to the Subordinated Note and the Net Sale Proceeds received by Midwest or that Midwest would have received if it had elected (and had the unrestricted right) to sell its Warrants (or the Preferred Units for which the Warrants are exercisable) in a Cash Sale Event. The IRR shall be calculated from September 14, 1995 on a quarterly basis.

     "Leverage Ratio" means, as at any time, an amount equal to (a) the Company's Indebtedness for borrowed money, including without limitation the Senior Debt and the obligations evidenced by the Subordinated Note, plus the face amount of all letters of credit, contingent liabilities and each Guarantee at such time on a consolidated basis, divided by (b) EBITDA for the four consecutive quarterly periods ending as of such time.

     "Lien" means any mortgage, deed of trust, lien, security interest, pledge, lease, conditional sale contract, claim, charge, easement, right of way, assessment, restriction and other encumbrance of every kind.

     "Major Customers" means any customers of any of the Companies that during the previous Fiscal Year represented 5% or more of the Company's sales (on a consolidated basis).

     "Membership Interests" means the issued and outstanding equity interests of the members of the Seller, including the Preferred Units and the Common Units of the Seller.

     "Net Sale Proceeds" means (i) the proceeds that Midwest received for the Warrants or the

Preferred Units in a Cash Sale Event, or if Midwest had the unrestricted right to participate in a Cash Sale Event but elected not to participate, the proceeds that Midwest would have received for the Warrants or the Preferred Units if Midwest had elected to participate in the Cash Sale Event, less (ii) the costs
                                                           ----
and expenses in connection with the sale of the Warrants or the Preferred Units (including, without limitation, all commissions, brokerage fees and attorneys fees) that were incurred by Midwest, or, if Midwest had the unrestricted right to participate in a Cash Sale Event but elected not to participate, a reasonable estimate of all such costs and expenses that would have been incurred by Midwest in connection with the sale of the Warrants or the Preferred Units if Midwest had elected to participate in such Cash Sale Event, less (iii) the exercise
                                                    ----
price for the Warrants.

     "Operative Documents" means this Agreement, the Subordinated Note, the Guaranty, and the Subordination Agreement.

     "Option" means the option to purchase 1,000,000 Shares issued to the Seller pursuant to the Option Agreement between the Company and the Seller.

     "Pension Plan" means any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) that is (i) subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code and (ii) sponsored or participated in by the Company or any ERISA Affiliate or under or to which the Company or, any ERISA Affiliate has any present or future liability or obligations.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA.

     "Preferred Units" means the Preferred Units of the Seller for which the Warrants are exercisable.

     "Pro Forma Balance Sheet" means a consolidated balance sheet of the Company, consistent with the Balance Sheet, as of the Closing Date and after giving effect to the Acquisition and the borrowing under the Senior Loan Agreement and this Agreement in the form attached as Schedule 5.7.

     "Projected Financial Statements" means the annual and monthly projected consolidated income statements and cash flow statements through December 31, 2004 in the form attached hereto as Schedule 5.7.

     "Put Option" has the meaning specified in the Warrant Agreement.

     "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment.

     "Revolving Loan" has the meaning ascribed to it in Section 4.4.

     "Sale Event" means (a) the closing of (i) a sale of 50% or more of the assets utilized by any of the Companies in the Business in bulk in one transaction or in a series of transactions or (ii) the sale of the stock of any of the Companies, in each case if the EBITDA of the Company the assets or stock of which is being sold (on a stand-alone basis for the most recently completed fiscal year) represented 15% or more of the EBITDA of the Company (on a consolidated basis) and (b) the closing of a sale, transfer or other disposition or transaction, including the reorganization, consolidation or merger of the Company with any other Person, after which the Seller owns less than 51% of the outstanding capital stock of the Company.

     "Schell Payments" means the payments to A.J. Schell pursuant to Section 7 of the Employment Agreement dated as of the date hereof between the Company and A.J. Schell.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" means Suncom Communications L.L.C., a Delaware limited liability company.

     "Senior Debt" means Indebtedness of the Company under the Senior Loan Agreement.

     "Senior Event of Default" means an Event of Default (as such term is defined in the Senior Loan Agreement) or any default under (i) the Senior Notes,
(ii) any loan or financing agreement that the Company enters into from time to time to refinance the Company's obligations presently evidenced by the Senior Notes, or (iii) any note or instrument issued pursuant thereto.

     "Senior Lenders" means the banks that are party to the Senior Loan
Agreement.

     "Senior Loan Agreement" means that certain Credit Agreement concerning a $32,000,000 Revolving Credit Facility among the Agent, the Senior Lenders and the Company in effect on the Closing Date as amended pursuant to the terms of this Agreement and the Subordination Agreement or any other loan or financing agreement, entered into in accordance with the terms of this Agreement to refinance the Company's obligations evidenced by the Senior Notes.

     "Senior Loan Documents" means the Senior Loan Agreement, the Senior Notes and each agreement and instrument executed in connection with the closing under the Senior Loan Agreement as of the date hereof.

     "Senior Notes" means the revolving notes issued by the Company in favor of the Senior Lenders pursuant to the Senior Loan Agreement.

     "Shares" has the meaning ascribed to it in Section 5.4.

     "Stock Purchase" means the stock purchase contemplated by the Stock Purchase Agreement.

     "Stock Purchase Agreement" means that certain Stock Purchase Agreement between the Seller and A.J. Schell, dated as of November 19, 1996.

     "Subordinated Note" means the Subordinated Note of the Seller dated September 14, 1995 in the original principal amount of $4,750,000 and all notes issued in exchange therefore, the obligations under which instrument are being assumed by the Company and Suncom pursuant to the terms of this Agreement.

     "Subordination Agreement" means the Debt Subordination Agreement among Midwest, the Companies and the Agent dated the Closing Date and satisfactory in form and substance to Midwest.

     "Subsidiary" means any Person in which securities or other ownership interests representing more than 50% of the ordinary voting power or capital or profits interest are, at the time as of which any determination is being made, owned or controlled by any Borrower or one or more Subsidiaries of any Borrower or by any Borrower and one or more Subsidiaries of any Borrower.

     "Warrant Agreement" means that certain Warrant Agreement dated September 14, 1995 between Midwest and the Seller.

     "Warrants" means the Warrants issued pursuant to the Warrant Agreement evidencing a right to 9 1/2% of all distributions of the Seller.

     1    Accounting Terms and Determinations.  All accounting determinations
          -----------------------------------
hereunder shall be made in accordance with GAAP. No changes in accounting principles required by GAAP shall affect the financial covenants or terms contained in this Agreement; provided that the Company shall prepare footnotes to each certificate and other financial reports required to be delivered hereunder that show the differences between the financial statements delivered which reflect such changes and the basis for calculating financial covenant compliance without reflecting such changes.

                                   ARTICLE II

                    Authorization and Assumption of the Note
                    ----------------------------------------

     .1   Authorization.  The Company and Suncom will, prior to the Closing,
          -------------
authorize the entering into of this Agreement.

     .2   Assumption of the Subordinated Note.  Effective as of the Closing,
          -----------------------------------
each of the Company and Suncom, jointly and severally, hereby assumes the Subordinated Note, and agree to perform and discharge the obligations of the Seller under the Subordinated Note and agree to be bound by and comply with all of the terms and conditions of the Subordinated Note as if each of them was an original signatory thereto.

                                  ARTICLE III

                               Closing; Delivery
                               -----------------

     1    Closing.  The Closing will be held at the offices of Venable Baetjer
          -------
and Howard, LLP, 1800 Mercantile Bank & Trust Building, Two Hopkins Plaza, Baltimore, Maryland, on May 30, 1997

(the "Closing Date"), at 10:00 a.m., E.D.T. time, or at such other time, date and place as may be agreed to in writing by the Company and the Purchaser.

     2    Delivery.  At the Closing, (i) the Company and Suncom will execute and
          --------
deliver to Midwest the Allonge and (ii) after all the conditions set forth in
Article IV have been satisfied, Midwest will execute and deliver the Allonge and the Consent.

                                 ARTICLE IV

          Conditions to Assignment and Assumption of Subordinated Note
          ------------------------------------------------------------

     The obligation of Midwest to consent to the Acquisition is subject to the fulfillment to its satisfaction at or prior to the Closing of each of the following conditions:

     .1   Representations and Warranties.  The representations and warranties
          ------------------------------
contained in Article V shall be true and correct when made, and shall be true and correct as of the Closing as if made at the Closing.

     .2   Performance.  All covenants, agreements and conditions contained in
          -----------
this Agreement to be performed or complied with by the Company and Suncom, as the case may be, at or prior to the Closing shall have been performed or complied with.

     .3   Acquisition and Stock Purchase.  As of the Closing, the Asset
          ------------------------------
Purchase Agreement and the Stock Purchase Agreement will be in full force and effect, will not have been amended, modified or rescinded and the conditions set forth in the Asset Purchase Agreement and the Stock Purchase Agreement will have been satisfied in full (without any waiver of any material condition by the Seller, the Company, Suncom or A.J. Schell, as the case may be, unless approved by Midwest in writing). Concurrently with the assignment to, and assumption by, the Company and Suncom of the Subordinated Note, the Acquisition and the Stock Purchase shall have been consummated in accordance with the terms and provisions of the Asset Purchase Agreement and the Stock Purchase Agreement, as the case may be. At or prior to the Closing, the Company and Suncom shall have delivered to Midwest true and complete copies of the Asset Purchase Agreement and the Stock Purchase Agreement and all documents and instruments delivered pursuant thereto on or before the Closing Date.

     .4   Senior Financing.  The Senior Lenders, the Agent and the Companies
          ----------------
shall have duly executed and delivered the Senior Loan Agreement (the terms and provisions of which will be satisfactory to Midwest) and pursuant to the Senior Loan Agreement the Senior Lenders shall have made available for draw by the Company amounts necessary under the $32,000,000 revolving loan (the "Revolving Loan") sufficient to consummate the Acquisition and refinance the bank obligations of the Borrowers and their Subsidiaries. At the Closing, all conditions precedent to the funding of the Revolving Loan contemplated by the Senior Loan Agreement shall have been satisfied. No Senior Event of Default or event which with the lapse of time or notice or both would constitute a Senior Event of Default shall have occurred, and no term or condition of the Senior Loan Agreement or the Revolving Loan shall have been modified, amended or waived. At or prior to the Closing, the Company and Suncom shall have delivered to Midwest true and complete copies of the Senior Loan Agreement, the Senior Loan Documents and all documents and instruments delivered pursuant to the Revolving Loan on or before the Closing Date.

     .5   Compliance Certificates.  At the Closing, each of the Company and
          -----------------------
Suncom shall have delivered to Midwest a certificate executed by its respective President, dated the Closing Date, certifying (i) to the fulfillment of the conditions specified in Sections 4.1 through 4.4 of this Agreement, (ii) that all representations and warranties of the Company and Suncom in the Senior Loan Agreement are true and correct, and (iii) such other matters as Midwest shall have reasonably requested.

     .6   Secretary's Certificates--Company.  At the Closing, the Company
          ---------------------------------
shall have delivered to Midwest copies of each of the following, in each case certified to be in full force and effect on the Closing Date by the Secretary of the Company:

          (i) the Charter of the Company as of the Closing certified by the Secretary of State of the State of Florida as of a date not earlier than April 3, 1997;

          (ii) the by-laws of the Company as of the Closing, the form and substance of which are reasonably satisfactory to Midwest;

          (iii) resolutions of the Board of Directors and shareholders, if necessary, of the Company, the form and substance of which are reasonably satisfactory to Midwest; authorizing the execution, delivery and performance of the Operative Documents to which the Company is a party and the transactions contemplated thereby; and

          (iv) the signature and incumbency of the officers of the Company executing the Operative Documents to which the Company is a party.

     .1   Secretary's Certificates--Suncom.  At the Closing, Suncom shall
          --------------------------------
have delivered to Midwest copies of each of the following, in each case certified to be in full force and effect on the Closing Date by the Secretary of
Suncom:

          (i) the Charter of Suncom as of the Closing certified by the Secretary of State of the State of Delaware as of a date not more than fifteen days prior to the Closing Date;

          (ii) the by-laws of Suncom as of the Closing, the form and substance of which are reasonably satisfactory to Midwest;

          (iii) resolutions of the Board of Directors and stockholders, if necessary, of Suncom, the form and substance of which are reasonably satisfactory to Midwest, authorizing the execution, delivery and performance of this Agreement and the other Operative Documents to which Suncom is a party and the transactions contemplated hereby and thereby; and

          (iv) the signature and incumbency of the officers of Suncom executing this Agreement and the other Operative Documents to which Suncom is a party.

     .1   Secretary's Certificates -- AMN.  At the Closing, AMN shall have
          -------------------------------
delivered to Midwest
copies of each of the following, in each case certified to be in full force and effect on the Closing Date by the Secretary of AMN:

          (i) the Charter of AMN as of the Closing certified by the Secretary of State of the State of California;

          (ii) the by-laws of AMN as of the Closing, the form and substance of which are reasonably satisfactory to Midwest;

          (iii) resolutions of the Board of Directors and shareholders, if necessary, of AMN, the form and substance of which are reasonably satisfactory to Midwest, authorizing the execution, delivery and performance of the Operative Documents to which AMN is a party and the transactions contemplated thereby; and

          (iv) the signature and incumbency of the officers of AMN executing the Operative Documents to which AMN is a party.

     .1   Secretary's Certificates--ACN-Missouri.  At the Closing, ACN-
          --------------------------------------
Missouri shall have delivered to Midwest copies of each of the following, in each case certified to be in full force and effect on the Closing Date by the Secretary of ACN-Missouri:

          (i) the Charter of ACN-Missouri as of the Closing certified by the Secretary of State of the State of Missouri;

          (ii) the by-laws of ACN-Missouri as of the Closing, the form and substance of which are reasonably satisfactory to Midwest;

          (iii) resolutions of the Board of Directors and shareholders, if necessary, of ACN-Missouri, the form and substance of which are reasonably satisfactory to Midwest, authorizing the execution, delivery and performance of the Operative Documents to which ACN-Missouri is a party and the transactions contemplated thereby; and

          (iv) the signature and incumbency of the officers of ACN-Missouri executing the Operative Documents to which ACN-Missouri is a party.

     .1   Secretary's Certificates--ACN-Maryland.  At the Closing, ACN-
          --------------------------------------
Maryland shall have delivered to Midwest copies of each of the following, in each case certified to be in full force and effect on the Closing Date by the Secretary of ACN-Maryland:

          (i) the Charter of ACN-Maryland as of the Closing certified by the Secretary of State of the State of Maryland;

          (ii) the by-laws of ACN-Maryland as of the Closing, the form and substance of which are reasonably satisfactory to Midwest;

          (iii) resolutions of the Board of Directors and shareholders, if necessary, of ACN-Maryland, the form and substance of which are reasonably satisfactory to Midwest, authorizing the execution, delivery and performance of the Operative Documents to which ACN-Maryland is a party and the transactions contemplated thereby; and

          (iv) the signature and incumbency of the officers of ACN-Maryland executing the Operative Documents to which ACN-Maryland is a party.

     .1   Secretary's Certificates -- Florida.  At the Closing, Florida
          -----------------------------------
shall have delivered to Midwest copies of each of the following, in each case certified to be in full force and effect on the Closing Date by the Secretary of Florida.

          (i) the Charter of Florida as of the Closing certified by the Secretary of State of the State of Florida;

          (ii) the by-laws of Florida as of the Closing, the form and substance of which are reasonably satisfactory to Midwest;

          (iii) resolutions of the Board of Directors and shareholders, if necessary, of Florida, the form and substance of which are reasonably satisfactory to Midwest, authorizing the execution, delivery and performance of the Operative Documents to which Florida is a party and the transactions contemplated thereby; and

          (iv) the signature and incumbency of the officers of Florida executing the Operative Documents to which Florida is a party.

     .1   Guaranty.  At or prior to the Closing, each of the Guarantors
          --------
shall have executed the Guaranty in favor of, and delivered such Guaranty to, Midwest.

     .2   Good Standing Certificates.  At the Closing, the Company shall
          --------------------------
have delivered a certificate of good standing or authorization to do business as a foreign corporation, as the case may be, relating to each of the Companies from the Secretary of State of each of the jurisdictions listed opposite each of such Companies' names on Schedule 5.1, in each case dated after April 1, 1997.

     .3   Legal Opinions.  At the Closing, the Company and Suncom shall have
          --------------
delivered to Midwest the opinion of each of Baer, Marks & Upham, and Holland & Knight, dated the Closing Date, addressed to Midwest and in a form acceptable to Midwest.

     .4   Proceedings and Documents.  As of the Closing, all corporate and
          -------------------------
other proceedings in connection with the transactions contemplated hereby, by the Asset Purchase Agreement, by the Operative Documents and by the Senior Loan Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in form and substance to Midwest, and Midwest shall have received at or prior to the Closing copies of all such legal documents or proceedings taken in connection with the consummation of the transactions as it shall have reasonably requested.

     .5   Qualifications.  As of the Closing, all authorizations, approvals
          --------------
or permits of, or filings with any governmental authority that are required by law in connection with the lawful assignment to, and assumption by, the Company and Suncom of the Subordinated Note shall have been duly obtained by the Company and Suncom, and shall be effective on and as of the Closing.

     .6   Consents.  At or prior to the Closing, the Company, Suncom and
          --------
each of the Guarantors shall have received in writing consents required of third parties for the consummation of the transactions contemplated hereby, by the other Operative Documents, by the Senior Loan Agreement and all material consents required by the Asset Purchase Agreement pursuant to any law, contract, agreement or instrument by which any of the Company, Suncom or any of the Guarantors is bound or to which it is subject, including without limitation, the Senior Loan Documents.

     .7   Subordination Agreement.  As of the Closing, Midwest, the Company,
          -----------------------
Suncom and the Agent, both in its capacity as a Senior Lender and as agent for, and on behalf of, the Senior Lenders, shall have entered into the Subordination Agreement.

     .8   Fees and Expenses.  At the Closing, the Company and Suncom shall
          -----------------
have paid or reimbursed Midwest for costs and expenses that the Company and Suncom is obligated to pay or reimburse pursuant to Section 8.8 of this Agreement.

                                   ARTICLE V

                 Representations and Warranties of the Company
                 ---------------------------------------------

     Each of the Company and Suncom, jointly and severally, hereby represents and warrants to Midwest as set forth below, and acknowledges that Midwest is entering into this Agreement and consenting to the Acquisition in reliance on the truth and accuracy of such representations and warranties. For purposes of this Agreement, except as otherwise specifically provided in this Agreement, all representations and warranties in this Article V shall be deemed to be made immediately after the consummation of Acquisition.

     .1   Organization and Standing.  Each of the Companies is a corporation
          -------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction set forth opposite its name on Schedule 5.1 under the column headed "Jurisdiction". Each of the Companies is duly licensed or qualified to do business and is in good standing in each jurisdiction listed opposite its name on Schedule 5.1 under the column headed "Foreign Qualification", which are all the jurisdictions where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary. Suncom was organized on April 17, 1997 and, from the date of formation through the time immediately prior to the Closing, had not engaged in any business other than in connection with the transactions contemplated hereby.

     .2   Legal Power.  Each of the Companies has the requisite legal power
          -----------
and authority to own all the properties owned by it and to conduct the Business as being conducted by the Seller and the Acquiring Group prior to the Closing and as proposed to be conducted by the Companies after the

Closing. Each of the Companies has all requisite legal power and authority to enter into this Agreement and the other Operative Documents, and to carry out and perform its obligations under the terms of this Agreement, the Subordinated Note and the other Operative Documents to which each of such Companies is a party. Each of the Borrowers has all requisite legal power and authority to assume and perform the obligations under the Subordinated Note.

     .3   Subsidiaries.  ACN-Missouri, ACN-Maryland, AMN, Florida and Suncom
          ------------
constitute all of the Company's Subsidiaries. The Company has good title to 100% of the outstanding capital stock of such Subsidiaries (the "Subsidiary Shares"), free and clear in each case of any Lien other than the Lien in favor of the Agent. All Subsidiary Shares have been validly issued, and are fully paid and nonassessable.

     .4   Capital.  The authorized capital stock of the Company consists of
          -------
8,000,000 shares of Common Stock, of which 4,450,000 shares of Common Stock (the "Shares") are issued and outstanding. The Seller owns 2,697,986 Shares. All of the Shares have been validly issued and are fully paid and nonassessable. Except as set forth on Schedule 5.4 and except for the Option, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any of the equity interests in the Company or otherwise providing for the "put" or "call" of any of the equity interests of the Company. All outstanding Shares have been issued in accordance with all federal and state securities laws.

     .5   Authorization and Binding Effect.  All corporate action on the part
          --------------------------------
of each Borrower and its directors and shareholders necessary for the authorization, execution, delivery and performance by such Borrower of this Agreement and other Operative Documents to which a Borrower is a party and the consummation of the transactions contemplated hereby and thereby has been taken. All corporate action on the part of each Guarantor and its directors and shareholders necessary for the authorization, execution, delivery and performance by such Guarantor of the Guaranty has been taken. This Agreement is and, upon their execution and delivery each of the other Operative Documents to which a Borrower is a party, will be, a legal, valid and binding obligation of such Borrower, enforceable against each Borrower in accordance with their respective terms. Upon its execution and delivery by each Guarantor, the Guaranty will be a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

     .6   No Violation.  Neither the execution and delivery of this Agreement
          ------------
or any of the other Operative Documents, the consummation of the transactions provided for herein and therein or contemplated hereby and thereby, including the assumption of the Subordinated Note, nor the fulfillment by any of the Companies of the terms hereof or thereof, will (a) conflict with or result in a breach of any provision of the Charter or by-laws of any of the Companies, (b) result in a default, give rise to any right of termination, cancellation, acceleration or imposition of any Lien upon any assets of any of the Companies other than in favor of the Senior Lenders, or require any consent or approval under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, distribution agreement, license, agreement, lease or instrument or obligation to which any of the Companies is a party or by which any of the Companies or any of their respective assets may be bound other than consents or approvals the absence of which would not have a material adverse effect on any of the Companies, or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to any of the Companies or any of their respective assets.

     .7   Financial Statements.  The Company has furnished Midwest with the
          --------------------
following:

     (a) the audited consolidated balance sheet of the Company and the audited balance sheet of the Seller, each as of December 31, 1996 and the audited consolidated statements of income and cash flows of the Company and the audited statements of income and cash flows of the Seller, each as of such date (such December 31, 1996 balance sheets being referred to as the "Balance Sheets" and December 31, 1996 being referred to as the "Balance Sheet Date"), the unaudited consolidated balance sheet and statement of income of the Company as of March 31, 1997 for the three-month period then ended and the unaudited balance sheet and statements of income of the Seller as of March 31, 1997 for the three-month period then ended (collectively with such audited statements, the "Financial Statements"); and

     (b)  the Company's Pro Forma Balance Sheet and Projected Financial
Statements.

The Financial Statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial positions of the Company on a consolidated basis and the Seller as of such dates, and the results of the operations of the Company on a consolidated basis and the Seller for the periods then ended (except that the unaudited statements omit footnotes and are subject to normal year-end adjustments). The Pro Forma Balance Sheet and the Projected Financial Statements have been prepared by the Company in good faith, based upon information and assumptions reasonably believed by the Company to be sound and accurate, and represent, to the best knowledge and belief of the Company and Suncom, the financial position of the Company on a consolidated basis as of the Closing after the consummation of the Acquisition and reasonable forecasts as to the Company's future operations and financial performance.

     .1   Absence of Undisclosed Liabilities.  None of the Companies have any
          ----------------------------------
liabilities (fixed or contingent, including, without limitation, any tax, warranty or product liabilities) which are, or Indebtedness which is, required under GAAP to be, but is not, fully reflected on or provided for in the Pro Forma Balance Sheet. Neither the Company nor Suncom knows, nor has reasonable grounds to know, of any basis for the assertion against any of the Companies of any material liabilities of any of the Companies not adequately reflected or reserved against on the Pro Forma Balance Sheet other than legal and other fees incurred in connection with the Acquisition and related transactions. For purposes of this Section 5.8, "material liabilities" means liabilities in excess of $150,000 in the aggregate.

     .2   Absence of Certain Changes.  Except as disclosed on Schedule 5.9,
          --------------------------
since the Balance Sheet Date, there has not been (a) any occurrence, condition or development that has materially and adversely affected, or is likely to materially and adversely affect, the business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise, of any of the Companies, (b) any sale, transfer or other disposition of assets or cancellation of any claims other than in the ordinary course of the Sellers' or any of the Companies' business, (c) any material increase in salaries or other compensation or employee benefits with respect to any employees of the Seller or any of the Companies, (d) the occurrence of any material transaction by the Seller or any of the Companies other than in the ordinary course of business and except for the transactions contemplated by the Senior Loan Agreement and the Asset Purchase Agreement or (e) any collective bargaining negotiations involving the Seller or any of the Companies.

     .3   Contracts, Leases and Other Agreements.  Except for those contracts,
          --------------------------------------
agreements and instruments set forth on Schedule 5.10, this Agreement, the Senior Loan Agreement, the Subordination Agreement and the Asset Purchase Agreement and all documents executed in connection therewith (collectively, the "Contracts"), none of the Companies is a party to any (a) distributorship, sales representative, franchise, marketing, license or warranty agreement; (b) lease agreement concerning any real property or any material personal property; or (c) contract, lease, agreement, plan, arrangement, obligation or commitment (i) evidencing Indebtedness for money borrowed or any guarantee of such Indebtedness; (ii) relating to the subordination of any Indebtedness; (iii) involving aggregate payments, delivery or licensing by or to any of the Companies of money, goods or other assets or services other than inventory having, in each case, an aggregate value of more than $25,000; (iv) that would otherwise be considered a material contract; (v) that is a requirements or output contract; (vi) that is out of the ordinary course of business; or (vii) that is, or is reasonably likely to be, materially adverse to the Business or the properties or financial condition of any of the Companies. To the best knowledge and belief of the Company, all the Contracts are valid and in full force and effect, and no material breach or default, or event which, with notice or lapse of time or both, would constitute any such material breach or default by any of the Companies exists with respect thereto. Neither the Seller nor, to the Company's or Suncom's knowledge, any of the Companies has received any notice of cancellation or non-renewal of any of the Contracts. The Contracts are sufficient for, and constitute all contracts, agreements, leases, licenses and other commitments necessary for the conduct of the Business as conducted by the Seller and the Acquiring Group immediately prior to the Closing and as proposed to be conducted by the Companies after the Closing. Suncom will be the owner of all of the rights of the Seller under the contracts and agreements to be assigned to Suncom pursuant to the Asset Purchase Agreement. No Contracts nor any rights thereunder will be impaired by the consummation of the transactions contemplated by this Agreement, the Asset Purchase Agreement or the Stock Purchase Agreement. No Contract being entered into by Suncom to replace or in substitution for a contract of the Seller that is not being assigned by the Seller (the "Nonassigned Contracts") is on terms materially more adverse to Suncom than were the comparable terms of the Nonassigned Contract to the Seller.

     .4   Employment Relations, Arrangements and ERISA.  Except as set forth
          --------------------------------------------
on Schedule 5.11, (a) there is no pending or, to the best of the Company's and Suncom's knowledge, threatened labor dispute, work stoppage or strike relating to any of the Companies; (b) none of the Companies has been involved in or charged with any unfair labor practices or equal employment opportunity or age discrimination type claims; (c) neither the Company nor any ERISA Affiliate has any union contract, collective bargaining agreement, employment contract, deferred compensation agreement or bonus, incentive, profit-sharing, pension, retirement or other employee benefit plan in force and effect, or any informal understanding with respect to any of the foregoing; or (d) neither the Company nor any ERISA Affiliate sponsors, maintains, or has any liability with respect to and has not previously sponsored or maintained or made any contributions to, any Plan. All of the Company's and its ERISA Affiliates' Plans and the Pension Plans that are intended to be qualified plans under Section 401(a) of the Code are so qualified and have received current favorable determination letters from the Internal Revenue Service. To the best of the Company's and Suncom's knowledge, all of the Company's and its ERISA Affiliates'

Plans comply in all material respects with ERISA, and have been administered in compliance with ERISA and the Code. With respect to each of such Plans and related trusts, to the best of the Company's and Suncom's knowledge, none of the Companies has any liability for any failure to comply with ERISA or the Code or for any action or failure to act in connection with administration of the Plans. No Pension Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code. No Pension Plan has any amount of unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA. Neither the Company, any of its Plans, nor the Plans of an ERISA Affiliate has engaged in any transaction in violation of Section 406 of ERISA or any prohibited transaction within the meaning of Section 4975(c)(1) of the Code for which no exemption exists and is applicable. No reportable event (as defined in Section 4043(b) of ERISA) has occurred with respect to any Pension Plan and to the best knowledge and belief of the Company and Suncom, no proceeding has been commenced to terminate any Pension Plan. Neither the Company nor any ERISA Affiliate has sponsored, maintained, contributed to or otherwise incurred any liability to or respecting any "multiemployer pension plan" as defined in
Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate has withdrawn from or suffered the termination of a multiemployer pension plan under circumstances that could subject the Company to liability. The Company does not have any present or future liability in respect of post-retirement health or medical benefits for retired employees of the Company, except as contemplated by the Employment Agreement of even date between the Company and A.J. Schell and except as provided by COBRA.

     .5   Arrangements with Affiliates.  There are no existing contracts or
          ----------------------------
arrangements or proposed transactions between any of the Companies and any Affiliate of any of the Companies other than the Operative Documents, the Option for 1,000,000 shares of Common Stock of the Company granted to the Seller under and as contemplated by the Asset Purchase Agreement, the Employment Agreement dated as of the date hereof between the Company and A.J. Schell and the Employment Agreement of Kleinhandler and the Company and Unger and the Company dated as of the date hereof and the employment arrangements in effect as of the date hereof with Aaron Kleinhandler and Sharon Kleinhandler providing for the payment of annual compensation of $160,000 and $100,000, respectively. None of the Employees is subject to any restrictive covenant other than in favor of one of the Companies or any other similar agreement of which the Company or Suncom is aware which would prohibit such Employee from being employed by the Company.

     .6   Tax Liabilities.  Seller and each of the Companies has filed all
          ---------------
federal, state, and local tax reports and returns required by any law or regulation to be filed by it or except for extensions duly obtained, and has duly paid all taxes, duties and charges for the period covered by such returns and reports. To the best knowledge and belief of the Company and Suncom, the reserves for taxes reflected on the Balance Sheets are adequate in amount for the payment of all liabilities for all taxes (whether or not disputed) of the Companies accrued through the Balance Sheet Date and the Seller has no liability for federal, state or local taxes of any nature that might impose transferee liability on any of the Companies. None of the Companies nor the Seller is a party to any pending action or proceeding, nor to the best knowledge and belief of the Company and Suncom, is any such action or proceeding threatened, by any governmental authority for the assessment or collection of taxes.

     .7   Insurance.  Each of the Companies maintains in effect insurance on
          ---------
its assets, and upon its business and operations, against loss, damage, risks, hazards and liabilities of the kinds customarily insured against by businesses engaged in the same or similar businesses in adequate amounts and all insurance required to be carried by it by law or by any contract to which it is a party.

     .8   Litigation.  Except as set forth on Schedule 5.15 there are no
          ----------
actions, suits, proceedings or investigations (whether or not purportedly on behalf of any of the Companies) pending or, to the best of the Company's or Suncom's knowledge, any actions, suits, proceedings or investigations threatened in writing (nor to the best knowledge and belief of the Company or Suncom, does any basis exist therefor) against or affecting any of the Companies or any of their respective assets, properties or business at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor has any such action, suit, proceeding or investigation been pending for the past two years. None of the Companies is operating under or subject to, nor in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, foreign or domestic, and none of the Companies has been charged or threatened in writing with a charge of violation, or under investigation with respect to possible violation, of any provision of any federal, state, municipal or local law or administrative ruling or regulation relating to it or its business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise.

     .9   Consents.  All consents, approvals, qualifications, orders or
          --------
authorizations of, or filings with, any governmental authority, and all consents under any contracts, agreements or instruments by which any of the Companies is bound or to which any of the Companies is subject, and required in connection with any of the Companies' valid execution, delivery or performance of this Agreement and the other Operative Documents by any of the Companies and the assumption the Subordinated Note, and the consummation of any other transaction contemplated hereby or thereby have been obtained or made except where the failure to obtain such items in connection with the Acquisition will not have a material adverse effect on the Business of any of the Companies on a consolidated basis.

     .10  Assets.  The Companies have good and, as to real estate, marketable
          ------
title to the assets reflected on the Pro Forma Balance Sheet, free and clear of all Liens, other than the Liens of the Senior Lenders and Permitted Liens, and such assets, together with the cash being borrowed for working capital purposes pursuant to the Senior Loan Agreement and the rights under the Contracts and Proprietary Rights (as defined below), constitute all the assets and rights necessary to conduct the Business as conducted by the Seller immediately prior to the Closing and as proposed to be conducted by the Companies after the Closing.

     .11  Proprietary Rights.  Each of the Companies has the right to carry,
          ------------------
transmit or furnish all works or programming carried, transmitted or furnished by it to its customers, including the customers of the Seller prior to the Closing. Each of the Companies owns or is authorized to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights necessary to conduct the Business as conducted by the Seller and the Acquiring Group immediately prior to the Closing and as proposed to be conducted by the Companies after the Closing or which are necessary in connection with the performance of any contract or proposal to which any of the Companies is a party including, without limitation the right to utilize the Muzak(R) mark (collectively, "Proprietary Rights"), without conflict with or infringement upon any valid rights of others, and the use of such Proprietary Rights will not infringe upon or, to the best knowledge and belief of the Company and Suncom, conflict with, the asserted rights of others.

          .12  Licenses and Permits.  Each of the Companies is the owner of, or
               --------------------
has the legal right to use, all licenses, permits, exceptions, franchises, variances, waivers, approvals and other authorizations, including those relating to communications matters (including without limitation, those licenses necessary to operate or utilize any radio system necessary to service the customers of the Acquiring Group and the Seller), of, by or from governmental authorities or other Persons necessary for each of the Companies to conduct the Business as conducted by the Seller and the Acquiring Group in all material respects immediately prior to the Closing and as proposed to be conducted by the Companies after the Closing (the "Permits"). A complete list of all geographic areas served by the Companies' business is set forth on Schedule 5.19 (the "Geographic Areas"). To the best of the Company's and Suncom's knowledge, neither Muzak nor any of its Affiliates has authorized any other Person to provide any background or foreground music subscription service within the Geographic Areas. Each of the Companies is conducting the Business in accordance with the material terms and provisions of the Permits and each of the Permits is in full force and effect and no proceedings are pending or threatened which might result in a modification, revocation, termination or suspension of any Permits. None of the Permits nor any of the rights thereunder will be impaired by the consummation of the Acquisition or the transactions contemplated by this Agreement or any of the other Operative Documents.

          .13  Compliance with Law and Other Instruments.  None of the Companies
               -----------------------------------------
is in default under or in violation of, the provisions of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation or enforcement action by any governmental agency to which it is subject and which, due to such default or violation, would have a material adverse effect on Suncom or on any of the Companies on a consolidated basis. Neither the Company nor Suncom has any knowledge of any change to any law, statute, rule or regulation which could have a material adverse effect on the ability of the Companies to conduct the Business as conducted by the Seller and the Acquiring Group immediately prior to the Closing and as proposed to be conducted by the Companies after the Closing. Each of the Companies has authority and right under all applicable FCC rules, regulations, and orders and the terms of the Contracts to distribute the transmission of music programming and other information offered by the Seller and the Acquiring Group to its customers (whether by satellite, telephone line, FM subcarrier or otherwise) prior to the Closing and by the Companies after the Closing and to utilize all radio frequencies utilized in connection therewith, and has the right to utilize or operate all the facilities utilized in connection with the Business including, without limitation, any business radio systems, other than permits or authorizations under local and state law that are immaterial to the Business of each of the Companies.

          .14  Environmental.  Each of the Companies and each of their
               -------------
respective Facilities are in material compliance with the requirements of all applicable Environmental Laws. None of the Companies nor the Seller has received any claim or notice of violation, Lien, complaint, suit, order or other claim or notice to the effect that it is or may be liable to any Person as a result of the (i) environmental condition of any Facility or any other property or (ii) the Release or threatened Release of any Hazardous Materials. None of the Companies, nor the Seller, nor any Facility is the subject of any federal or state investigation or judicial or administrative proceeding evaluating whether any remedial action is needed to respond to a Release of any Hazardous Materials, regardless of whether such Release originated or may originate on any Facility. None of the Companies, the Seller, any lessee of the Facilities, any previous owner of the Facilities nor any other Person, has
(a) used, generated or stored any Hazardous Materials on any Facility except in accordance with all Environmental Laws or (b) released or disposed of any Hazardous Materials on any Facility.

          .15  Fees and Commissions.  None of the Companies nor any of their
               --------------------
respective Affiliates has retained a finder, broker, agent, financial advisor or other intermediary (collectively, a "Company Intermediary") in connection with the transactions contemplated by this Agreement (except that the Company retained and will pay all fees required to be paid to Key Trust Company, of Ohio N.A., in connection with the Acquisition) and the Company and Suncom agree to indemnify and hold harmless Midwest from liability for any compensation to any Company Intermediary and the fees and expenses of defending against such liability or alleged liability.

          .16  Disclosure.  This Agreement, the schedules and exhibits hereto,
               ----------
and the financial statements and other written materials that will be delivered or are referred to herein as having been delivered to Midwest, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. There are no facts relating to the business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise, of Suncom or the Companies on a consolidated basis that could materially adversely affect the same which has not been disclosed in writing to Midwest by the Company.

                                   ARTICLE VI

                                   [RESERVED]

                                  ARTICLE VII

                            Reporting and Prepayment
                            ------------------------

          For so long as the Subordinated Note is outstanding:

          1  Accounting.  Each of the Company and Suncom will maintain and will
             ----------
cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with GAAP and all financial statements or information delivered under Section 7.2 will be prepared in accordance with GAAP except as otherwise set forth in Section 7.2.

          2  Financial Statements and Other Information.  The Borrowers will
             ------------------------------------------
deliver to the Holder:

          1 as soon as available after the end of each month, but in no event later than 30 days after the end of each month, the unaudited, consolidated financial statements of the Company, for each month, respectively, including, without limitation, statements of profit and loss, cash flow statements and balance sheets. Each such financial statement shall be prepared in accordance with GAAP (subject to normal year-end adjustments and without footnotes) and on a basis consistent with the annual audited statements of the Company delivered pursuant to Section 7.2(b) and on a basis consistent with such statements prepared in prior periods. In addition, each such financial statement delivered after the completion of a fiscal quarter shall be:

              1 accompanied by (A) a comparison of such financial statements with the forecasts for such corresponding periods most recently provided in accordance with Section 7.2(c) below and a detailed explanation of any increase or decrease of more than 15% from the revenues, cost of goods sold or operating expenses set forth in such forecasts, (B) exhibits setting forth the Company's calculation and computation of the Company's financial covenants contained in this Agreement and (C) the profit and loss statements for comparative periods of the Company's previous fiscal year; and

              2 delivered to the Holder along with a certificate signed by the Chief Financial Officer of the Company in the form of Schedule 7.2(a);

          2   annual audited consolidated financial statements of the
Company, including, without limitation, statements of profit and loss, cash flow statements and balance sheets ("Financials"), as soon as available and, in any event, within 90 days after the end of each of the Borrower's fiscal years, which Financials:

              1  shall be prepared in accordance with GAAP,

              2 shall be accompanied by an opinion, without material qualification (including, without limitation, any qualification arising from the scope of the audit or with respect to the continuance of each of the Company and its Subsidiaries as going concerns) of a "Big 6" certified public accounting firm, that such Financials fairly present, in all material respects, the financial position of the companies being reported upon at the end of such fiscal year and the results of their operations and cash flows for such year in conformity with GAAP and that its examination of such Financials has been made in accordance with generally accepted auditing standards and included such tests of the accounting records and other auditing procedures as it considered necessary in the circumstances, and

              3 shall be accompanied by (A) a certificate of such accountants stating that, in making the examination necessary for the issuance of the opinion referred to in clause (ii) of this Section 7.2(b), no knowledge was obtained of any Default or Event of Default (or as certified by such accountants, a Default or Event of Default has occurred and is continuing, and, if such is the case, a statement as to the nature thereof), (B) a written acknowledgment by such accountants that the Holder is relying on the opinions referred to in clause (ii) of this Section 7.2(b) and (C) all internal management letters prepared by financial officers of the Company, if any;

          3   not later than 30 days prior to the beginning of each Fiscal Year of the Company (except for the 1998 Fiscal Year, which must be provided no later than January 1, 1998), an annual business plan, including forecasts by quarter of such fiscal year's pro forma financial statements of each of the Companies (on a consolidated basis), Suncom and their respective Subsidiaries. All such forecasts shall be prepared on a basis consistent with the audited balance sheets of the Company delivered pursuant to
Section 7.2(b), shall include statements of profit and loss, statements of cash flow, balance sheets, and detailed business assumptions, and shall be accompanied by a certificate of the Chief Financial Officer of the Company that such forecasts present, on a pro forma basis, and in accordance with the Company's then current assumptions of future conditions, the Company's best good faith estimate and projection of the Companies' results (on a consolidated basis) for the periods described;

          4   if requested by the Holder, not later than such time as provided to the Senior Lender, all reports delivered to the Senior Lender;

          5   if requested by the Holder, within 10 days after receipt thereof, copies of all other reports, if any, submitted to the Company by independent public accountants in connection with any annual or interim audit of the books of the Company and its Subsidiaries made by such accountants, including any management letters;

          6   a copy of each financial statement, report and return that the
Company or any of its Subsidiaries files with the Commission or any stock exchange;

          7   a copy of each offer to purchase or sell any securities of the
Company or material assets of the Company or Suncom or any of their respective Subsidiaries;

          8   promptly, but in no event later than 10 days after the Company's or Suncom's learning thereof, written notice of: (i) any pending or threatened material litigation (for purposes hereof litigation with less than $100,000 in issue shall not be considered material) affecting the Company, Suncom or any of their respective Subsidiaries whether or not the claim is considered by the Company to be covered by insurance; and (ii) any pending or threatened administrative or arbitration proceeding or investigation, or the receipt by the Company, Suncom or any of their respective Subsidiaries of any notice or order from any regulatory body or agency having jurisdiction over the Company, Suncom or any of their respective Subsidiaries, which proceeding, investigation, notice or order may materially and adversely affect the operations, affairs, condition, business or assets of the Company on a consolidated basis:

          9   prompt notice of receipt by the Company, Suncom or any of their respective Subsidiaries of notice of any event described in Section 4043 of ERISA and the Regulations thereunder, other than a termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

          10 prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets, notices thereof;

          11 prompt notice of the Company's, Suncom's or their respective Subsidiary's opening or closing of any material office or facility or of any change in the Company's, Suncom's or their respective Subsidiary's name;

          12 promptly upon the occurrence thereof, notice of any Default or Event of Default under this Agreement which notice will specify the nature and period of existence thereof and the actions taken or proposed to be taken with respect thereto;

          13 notice of the termination or cancellation of any contract with a Major Customer;

          14 promptly, but in no event later than 10 days after the occurrence thereof, notice of: (i) any disputes with customers that may have a material financial impact on the Company, on a consolidated basis; (ii) any material labor dispute, strike, walkout or expiration or termination of a labor contract;
(iii) any Senior Event of Default or default under any instrument evidencing Indebtedness of the Company and any other contract material to the Company on a consolidated basis; (iv) the establishment by the Company, Suncom or any of their respective Subsidiaries of any Plan that is subject to the minimum funding standards of Section 301 et seq., of ERISA or the commencement of contributions
                         -- ----
by the Company, Suncom or any of their respective Subsidiaries to any multiemployer plan within the meaning of Section 3(37) of ERISA; or (v) any other event which has had, or could reasonably be expected to have, a material adverse impact on the business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise, of the Company on a consolidated basis; and

          15 with reasonable promptness, such other data and information as from time to time may be reasonably requested by the Holder and such data as the Company or Suncom may from time to time furnish to holders of its securities in their capacities as such.

          3   Inspection Rights.  The Company and Suncom will permit the Holder
              -----------------
upon at least two days' prior notice to visit and inspect the properties of the Company, Suncom and their respective Subsidiaries, review its and their books and records (and to make extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers and personnel, all at such reasonable times and as often as the Holder may reasonably request, without unreasonably interfering with the conduct of its business. Such Holder will not disseminate the information obtained as a result of such inspection to third parties that are not Affiliates or agents of such Holder.

          4   Optional Prepayments.  The Company and Suncom may at its option,
              --------------------
provided the holder of the Senior Debt, if any, consents in writing to such prepayment and such prepayment would not constitute a Default hereunder, prepay the Subordinated Note in whole or in part at any time by giving written notice thereof to the holder of the Subordinated Note not less than 30 nor more than 60 days prior to the date fixed for such prepayment in such notice. Each such prepayment (other than a prepayment in full) shall be in an aggregate amount not less than $400,000. Each optional prepayment shall be made by delivering to the holder of the Subordinated Note the principal amount of the Subordinated Note so to be prepaid together with interest accrued on such principal amount to the date of prepayment, plus, (i) for any prepayment on or prior to September 14, 1997, a prepayment premium equal to 4% of the principal amount to be prepaid and
(ii) for any prepayment after September 14, 1997 but on or prior to September 14, 1998, a prepayment premium equal to 2% of the principal amount to be prepaid. All notices of prepayment shall specify the amount to be prepaid, together with the premium (if any) to be paid thereon and the date fixed for such prepayment. Notwithstanding the foregoing, the prepayment premiums described above shall be decreased by 50% in the event (y) the Subordinated Note is prepaid in full within 20 days after the closing of a Cash Sale Event in which Midwest exercised its Put Option, or had the right to exercise its Put Option without being subject to any restriction in the Warrant Agreement, and
(z) taking into account, among other things, the Net Sale Proceeds that Midwest received upon the exercise of its Put Option or would have received if it had elected and had the unrestricted right to fully exercise its Put Option, the IRR of Midwest with respect to the Subordinated Note and the Warrants equals or exceeds 30%.

          5   Maturity, etc.  In the case of any prepayment of the Subordinated
              -------------
Note, whether mandatory or optional, the principal amount of the Subordinated Note to be prepaid shall become due and payable on the date fixed for such prepayment, together with interest accrued on such principal amount to such date and the applicable prepayment premium (if any).

                                  ARTICLE VIII

                             Affirmative Covenants
                             ---------------------

          For so long as the Subordinated Note is outstanding:

          1   Insurance.  Each of the Company and Suncom agrees to maintain or
              ---------
cause to be maintained, with financially sound and reputable insurers insurance with respect to its assets and business and the assets and business of any Subsidiary against loss or damage of the kinds customarily insured against by similarly situated businesses, in amounts it reasonably believes to be adequate, and at the request of the Holder shall furnish the Holder with evidence of the same. The Company and Suncom agree to deliver copies of each such policy and all renewals to the Holder upon request therefor.

          2   Payment of Taxes and Trade Accounts.  Each of the Company and
              -----------------------------------
Suncom agrees to pay or cause to be paid all taxes, assessments and other governmental charges levied upon any of its assets or those of any Subsidiary or in respect of its or their respective franchises, businesses, income or profits, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any asset of the Company, Suncom or any Subsidiary, before the same become delinquent, except that (unless and until foreclosure, sale or other similar proceedings shall have been commenced) no such charge need be paid if being contested in good faith and by appropriate measures promptly initiated and diligently conducted if (a) such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and (b) such contest does not have a material adverse effect on the financial condition of the Company, Suncom or any Subsidiary or the ability of the Company, Suncom or any Subsidiary to pay any Indebtedness and no assets are in imminent danger of forfeiture.

          3   Payment of Indebtedness. Each of the Company and Suncom shall pay,
              -----------------------
and cause each Subsidiary to pay, all amounts owed on any Indebtedness of the Company, Suncom and each Subsidiary as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise.

          4   Compliance With Laws.  Each of the Company and Suncom agrees to
              --------------------
use its best efforts to comply, and shall use its best efforts to cause each Subsidiary to comply, in all material respects with all laws, rules, regulations, judgments, orders and decrees of any governmental or regulatory authority applicable to it and its respective assets, and with all contracts, and agreements to which it is a party or shall become a party, and to perform all obligations which it has or shall incur.

          5   Existence and Property.  Each of the Company and Suncom agrees to
              ----------------------
preserve, protect and maintain, and cause each Subsidiary to preserve, protect and maintain, (a) its legal existence, and (b) all rights, franchises, accreditations, privileges, permits, licenses and properties, the failure of which to preserve, protect and maintain might have a material adverse effect on the business, affairs, assets, prospects, operations or condition, financial or otherwise, of the Company on a consolidated basis.

          6   Employee Benefit Plans.  Each of the Company and Suncom shall
              ----------------------
maintain and operate, and shall cause each Subsidiary to maintain and operate, each Plan that the Company, Suncom or any Subsidiary sponsors, maintains, or contributes to, in compliance in all material respects with all applicable requirements of ERISA and the Age Discrimination in Employment Act, and in compliance in all material respects, with all applicable requirements of the Code for obtaining any tax benefits respecting such Plan claimed by the Company, Suncom or such Subsidiary. Each of the Company and Suncom shall pay, and cause each Subsidiary to pay, promptly when due under the terms of any Plan, or any collective bargaining agreement relating to any Plan, or otherwise when due (or required to avoid any excise tax or necessity for governmental waiver) under any applicable law respecting any Plan, all amounts that the Company, Suncom or any Subsidiary is required to pay to or in respect of any Plan, where nonpayment could have a material adverse effect on the business, assets, prospects, condition (financial or otherwise), affairs or operations of the Company, Suncom or any Subsidiary. Each of the Company and Suncom shall (i) deliver to the Holder any annual report required to be filed pursuant to Section 103 of ERISA in connection with each Plan; (ii) notify the Holder as soon as practicable of any "Reportable Event" (as defined under Section 4043 of ERISA); and (iii) deliver to the Holder, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

          7   Attendance at Board Meetings.  Each Borrower shall permit a
              ----------------------------
representative of the Holder to attend as an observer all meetings of its board of directors and those of its Subsidiaries and all subcommittees thereof if such Holder does not have a representative on such Board of Directors. Each Borrower shall give the Holder the same written notice of each such meeting (including telephone meetings) as is given such directors or such subcommittee. The Holder will be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors. If the board of directors of a Borrower or any of its Subsidiaries proposes to take any action by written consent in lieu of a meeting of its directors or of any subcommittee thereof, written notice thereof shall be given to the Holder at least three days prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Borrowers will jointly and severally reimburse the Holder for all reasonable travel expenses incurred by such representative in connection with attending any such meetings or other functions of a Borrower or any Subsidiary.

          8   Fees and Expenses.  The Company and Suncom will jointly and
              -----------------
severally bear all of their respective expenses in connection with this Agreement and the other Operative Documents, and the transactions contemplated hereby and thereby, and will also reimburse Midwest for or pay any expenses Midwest incurs (including, without limitation, the reasonable fees incurred in connection with due diligence and the reasonable legal fees and disbursements of Hopkins & Sutter) in connection with the negotiation of and closing under this Agreement, the other Operative Documents and the Amendment Agreement between the Seller and Midwest and the transactions contemplated hereby and thereby, including, without limitation, all expenses incurred in connection with (i) the preparation of, negotiation of, closing under, amendment of, waiver under, or enforcement of, or the preservation of any rights under, this Agreement, the Subordinated Note and the other Operative Documents, (ii) any stamp and other taxes (other than income taxes) payable with respect to this Agreement and the Subordinated Note and
(iii) any filing with any governmental agency with respect to the Purchaser's purchase of the Subordinated Note. The Company and Suncom will also bear, jointly and severally, the legal fees and disbursements of counsel to the Holder in connection with any mutually agreed upon amendments to this Agreement, the Subordinated Note and the other Operative Documents, or any amendments proposed by the Company or Suncom whether or not effected, or in connection with the consummation of any future transaction related thereto. The Company agrees to pay or reimburse Midwest at the Closing for the estimated legal fees and disbursements of Hopkins & Sutter incurred in connection with the preparation of, negotiation of and closing under this Agreement and the Amendment Agreement between the Seller and Midwest.

          9   Right of First Offer.  (a)  If Midwest desires to dispose of all
              --------------------
or part of the Subordinated Note (the "Offered Note"), other than to partners or Affiliates of Midwest or any other Person managed by the same individuals that manage Midwest or indirectly through participations, pursuant to the terms of a written offer received from a bona fide third party, Midwest will promptly upon receipt of such third-party offer give written notice (the "Offer Notice") to the Company (x) stating the terms of the third-party offer, including (i) the purchase price, (ii) the other terms and conditions of payment, and (iii) such other material terms upon which Midwest has agreed to dispose of the Offered Note, including the name(s) of the proposed purchaser(s,) if then known, and (y) making an offer to sell the Offered Note (the "Offer") to the Company pursuant to this Section at the price and on the other terms described in the Offer Notice.

          1   The Company shall have the right irrevocably to elect to purchase the Offered Note by giving written notice thereof ("Acceptance Notice") to Midwest within 30 days of the date the Offer Notice was given to the Company ("Acceptance Date"). In the event that the Offer has been accepted in its entirety by the timely delivery of an Acceptance Notice, Midwest shall sell the Offered Note to the Company and the Company shall be required to purchase the Offered Note on the terms and conditions set forth in the Offer Notice. In the event that the Company (i) does not deliver the Acceptance Notice to Midwest by the Acceptance Date or (ii) otherwise rejects the Offer, Midwest may sell the Offered Note to a purchaser(s) on the terms no more favorable to such purchaser(s) than those stated in the Offer Notice; provided, however, that if such sale does not occur within a period ending 180 days after the Acceptance Date, then the Subordinated Note shall again be subject to this Section 8.9. Any subsequent sale of the Subordinated Note by the new holder thereof shall also be subject to this Section 8.9. For purposes of this Section 8.9 the "Company" shall also include a purchaser of substantially all of the Company's assets.

                                   ARTICLE IX

                               Negative Covenants
                               ------------------

          For so long as the Subordinated Note is outstanding:

          1   Indebtedness Incurred.  The Company and Suncom shall not, and
              ---------------------
shall not permit any Subsidiary to, issue, incur, assume or permit to exist any Indebtedness, except (a) the Subordinated Note, (b) Indebtedness outstanding under the Senior Loan Agreement and the Senior Notes (such Indebtedness determined on the basis of the principal, interest rates, and advance rates set forth in Senior Loan Agreement and Senior Notes as in effect on the date hereof), or, if Indebtedness under such Senior Loan Agreement has been repaid in full and terminated, Indebtedness under another Senior Loan Agreement in an aggregate principal amount not to exceed the then outstanding principal amount and interest of the Revolving Loan refinanced (and financing costs associated with such financing) and at a rate per annum not in excess of prime plus 2%, (c) Indebtedness secured by Permitted Liens described in Section 9.2 (i), (iii), (v) and (viii), (d) Indebtedness secured by Permitted Liens described in Section 9.2(ii) and (vi) to the extent the acquisition of the capital assets pursuant to which such Indebtedness was incurred is in compliance with Section 9.11, (e) Indebtedness for unsecured trade payables and non-capitalized lease payables incurred in the ordinary course, (f) Indebtedness owed by the Company or Suncom to any Subsidiary provided such Indebtedness is unsecured and by its terms subordinate in right of payment to the payment in full of the Indebtedness evidenced by the Subordinated Note, (g) the Schell Payments, and (h) other Indebtedness existing on the date hereof not to exceed $50,000.

          2   Liens.  The Company and Suncom shall not, and shall not permit any
              -----
Subsidiary to, create or permit to exist any Lien with respect to any assets now or hereafter existing or acquired, except the following (herein collectively called the "Permitted Liens"): (i) Liens for current taxes or special assessments not delinquent or for taxes or special assessments being contested in good faith and by appropriate proceedings that do not subject the Company, Suncom or any Subsidiary to penalties under the Code and for which adequate reserves shall have been established and are then being maintained in accordance with GAAP; (ii) Liens in connection with the acquisition of tangible property after the date hereof and attaching only to the property acquired; (iii) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits; (iv) Liens in favor of the Senior Lenders; (v) mechanics', workers', materialmen's and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established and are then maintained in accordance with GAAP; (vi) Liens in connection with capitalized leases, which Liens attach only to the property leased; (vii) easements, municipal and zoning ordinances and rights of way restrictions not interfering with the ordinary conduct of the Business or eliminated within 30 days of being imposed; and (viii) Liens or deposits required by law as a condition to the transaction of business in the ordinary course.

          3   Mergers, Consolidations, Sales.  Except as contemplated by the
              ------------------------------
Asset Purchase Agreement, the Company and Suncom shall not, and shall not permit any Subsidiary to, be a party to any merger or consolidation with any other Person, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person for more than $50,000, or sell, transfer, convey or lease all or any substantial part of its assets to any other Person.

          4   Liquidation, Dissolution.  Neither the Company nor Suncom shall
              ------------------------
liquidate, dissolve or, except as required by the acceptance of additional capital contributions, effect a recapitalization or reorganization in any form of transaction.

          5   Charter.  Neither the Company nor Suncom will amend their
              -------
respective Charters in any material respect.

          6   Restricted Payments.  Except as contemplated by this Agreement and
              -------------------
except for dividends or distributions by wholly-owned Subsidiaries of the Company to the Company, neither the Company nor Suncom shall, and nor shall either of them permit any Subsidiary to, (i) purchase or redeem any capital stock or other equity interests, warrants or options or (ii) declare or pay any dividends or distributions with respect to any capital stock or other equity interest or set aside any funds for any such purpose. The Company shall not grant, or allow the exercise of, any redemption rights, put rights or other similar rights with respect to its equity interests (including options) to any holder of its equity securities (contingent or otherwise) or contract rights the value of which appreciates in accordance with the value of the Company's or Suncom's value or earnings. This Section 9.6 shall not prohibit the granting of stock options pursuant to plans in effect on the date hereof or similar plans.

          7   Subsidiary Payments.  The Company and Suncom shall not, and shall
              -------------------
not permit any Subsidiary to, enter into or permit to exist any agreement or undertaking (other than this Agreement and the Senior Loan Agreement) which prohibits, restricts or limits the ability of any Subsidiary to pay dividends or distributions to the Company or Suncom, or otherwise to transfer assets to or engage in transactions with the Company or Suncom.

          8   Transactions with Affiliates.  Neither the Company nor Suncom will
              ----------------------------
enter into or maintain, or permit any Subsidiary to enter into or maintain, any transaction or agreement with any of its Affiliates or any Subsidiary's Affiliates, except those arrangements identified in and having the material terms identified in Section 5.12 hereof and except those entered into in the ordinary course of business and upon fair and reasonable terms no less favorable to the Company, Suncom or any Subsidiary than would be obtained by the Company, Suncom or any Subsidiary in a comparable arm's length transaction with a Person who is not the Company's, Suncom's or any Subsidiary's Affiliate. Neither the Company nor Suncom will transfer any assets to any of the other Subsidiaries of the Company.

          9   Investments.  Neither the Company nor Suncom will establish any
              -----------
Subsidiaries. The Company will not make or permit to exist, or permit any Subsidiary to make or permit to exist, any Investment other than: (i) the Acquisition, (ii) Investments in obligations issued by, or guaranteed by, the United States Government, (iii) Investments in negotiable certificates of deposit or money market securities issued by any commercial bank in the United States or (iv) Investments by any of the Companies consisting of extensions of credit terms to its customers in the ordinary course of business.

          10  Advances.  Neither the Company nor Suncom will make, or permit any
              --------
Subsidiary to make, any loans or advances to, or guarantees for the benefit of, any Person, other than (i) travel and expense allowances to employees not to exceed $50,000 in the aggregate at any one time and (ii) similar loans to employees not to exceed $15,000 per employee, not to exceed $75,000 in the aggregate at any one time.

          11  Capital Expenditures.  Neither the Company nor Suncom will make,
              --------------------
or permit any Subsidiary to make, any capital expenditure (including, without limitation, payments with respect to capitalized leases) or any other acquisition of assets in an amount in excess of the following amounts with respect to each Fiscal Year set forth below:

                     Fiscal Year       Capital Expenditure
                     -----------       -------------------


                         1997               $4,250,000
                         1998               $4,150,000
                         1999               $4,300,000
                         2000               $4,500,000
                         2001               $4,700,000
                         2002               $4,750,000
                         2003               $4,700,000
                         2004               $4,700,000

Up to $1,000,000 of any amount not used in any Fiscal Year may be applied to increase the permitted amount for the immediately succeeding Fiscal Year only, provided no Default or Event of Default would otherwise be caused thereby.

          1  New Business.  Neither the Company nor Suncom will enter into, or
             ------------
will permit any Subsidiary to enter into, the ownership, management or operation of any business other than the Business or businesses substantially similar to the Business.

          2  Employee Benefit Plan Liability.  Neither the Company nor Suncom
             -------------------------------
will withdraw, or will permit any Subsidiary to withdraw, in whole or in part from any multiemployer pension plan within the meaning of Section 3(37) of ERISA if such withdrawal or partial withdrawal would subject the Company or any such Subsidiary to liability under Subtitle E of Title IV of ERISA. Neither the Company nor Suncom will establish or maintain, or permit any Subsidiary to establish or maintain, any defined benefit plan within the meaning of Section 3(35) of ERISA that has at any time an amount of unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA. Neither the Company nor Suncom will incur, or will permit any Subsidiary to incur, any present or future liability in respect of post-retirement health or medical benefits for retired employees of the Company.

          3  Environmental Liabilities.  Each of the Company and Suncom will use
             -------------------------
diligent efforts, and will cause each Subsidiary to use diligent efforts, (i) not to violate any Environmental Laws and (ii) to prevent any of the Facilities from violating any Environmental Laws.

          4  Fiscal Year. Neither the Company nor Suncom will change its fiscal
             -----------
year from a year ending December 31 of each year.

          5  Compensation.  Neither the Company, Suncom or any Subsidiary will
             ------------
pay annual compensation to Mitchell Kleinhandler or David Unger in excess of the amounts provided for in the Employment Agreements entered into as of the date hereof. For purposes of this Section 9.16, "compensation" shall be deemed to include (i) any contributions to any 401(k) plan, (ii) contributions to any pension plan, (iii) all bonuses, (iv) all deferred compensation, (v) amounts payable in connection with rights granted that appreciate in accordance with the value of the Company's, Suncom's or any Subsidiary's equity or its earnings,
(vi) the value of all stock options or similar contingent equity interests and
(vii) any other employee benefits.

          6  Coverage Ratio.  Neither the Company nor Suncom shall permit the
             --------------
Coverage Ratio for the four consecutive quarterly periods ending on the dates indicated below to be less than the ratio set forth below opposite such dates.


                                            Fiscal Quarter Ending

            Calendar Year          3/31       6/30     9/30     12/31
            -------------          ----       ----     ----     -----
            1997                    ---        ---      1.0       1.0
            1998                    1.0        1.0      1.0       1.0
            1999                    1.0        1.0      1.0      1.03
            2000                   1.03       1.03     1.03      1.03
            2001                   1.03       1.03     1.03      1.03
            2002                   1.03       1.03     1.03      1.03
            2003                   1.03       1.03     1.03      1.03
            2004                   1.03       1.03     1.03      1.03

          1  Leverage Ratio.  Neither the Company nor Suncom shall not permit
             --------------
the Leverage Ratio as of the dates indicated below to be greater than the ratios set forth below opposite such dates.


            Calendar Year          3/31       6/30     9/30     12/31
            -------------          ----       ----     ----     -----
            1997                   ---        ---      5.0        5.0
            1998                   5.0        5.0      5.0        4.6
            1999                   4.6        4.6      4.6        3.9
            2000                   3.9        3.9      3.9        3.2
            2001                   3.2        3.2      3.2        3.0
            2002                   3.0        3.0      3.0        3.0
            2003                   3.0        3.0      3.0        2.8
            2004                   2.8        2.8      2.8        2.5


                                   ARTICLE X

                               Events of Default
                               -----------------

          .1  Events of Default Defined; Acceleration of Maturity.  If any one
              ---------------------------------------------------
or more of the following events (herein called "Events of Default") shall have occurred:

          (a) all or any part of the principal of the Subordinated Note is not paid within two business days of the date when and as the same shall become due and payable, whether at the maturity thereof, by acceleration, by notice of prepayment, whether mandatory or optional, or otherwise;

          (b) all or any part of the interest on the Subordinated Note is not paid within two business days of the date such interest shall become due and payable;

          (c) all or any part of any other amount owing under this Agreement to the Holder (including mandatory prepayments) is not paid within two business days of the date when such other amount is due and payable;

          (d) default shall occur in the observance or performance of any covenant contained Article IX of this Agreement, provided that, if such default is subject to being cured, it shall not constitute an Event of Default if such default is cured within 15 days of the earlier of the Company's or Suncom's knowledge that an Event of Default has occurred or notice from the Holder to the Company of the occurrence thereof;

          (e) default shall occur in the observance or performance in any material respect of any of the other covenants or agreements of the Company contained in this Agreement or the Operative Documents which is not remedied within 15 days of the earlier of the Company's knowledge that an Event of Default has occurred or notice from the Holder to the Company of the occurrence thereof;

          (f) any Senior Event of Default or any default in the terms governing other Indebtedness of the Company, Suncom or any Subsidiaries in the aggregate outstanding amount of $250,000 or more shall occur and remain uncured for 15 days;

          (g) a receiver, conservator, custodian, liquidator or trustee of the Company, Suncom or any Subsidiary or of all or any of the assets of any of them, is appointed by court order and such order remains in effect for more than 60 days; or an order for relief is entered under the federal bankruptcy laws with respect to the Company, Suncom or any Subsidiary; or any of the material assets of any of them is sequestered by court order and such order remains in effect for more than 60 days; or a petition is filed against the Company, Suncom or any Subsidiary under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing;

          (h) the Company, Suncom or any Subsidiary files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

          (i) the Company, Suncom or any Subsidiary makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of the Company, Suncom or any Subsidiary, or of all or any part of the assets of any of them;

          (j) final judgment for the payment of money in excess of $250,000 shall be rendered by a court of record against the Company, Suncom or any of its Subsidiaries, and the Company, Suncom or such Subsidiary shall not (i) discharge the same or provide for its discharge in accordance with its terms or (ii) procure a stay of execution thereof within 60 days from the date of entry thereof and within said period of 60 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal including, without limitation, by providing adequate bond for such judgment;

          (k) any representation, warranty or certification made by the Company, Suncom or any of its officers in this Agreement or made by the Company, Suncom in any Operative Documents or in any certificate, financial statement, or other instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date or dates as of which they were made;

          (l) Mitchell Kleinhandler shall either die, become permanently disabled or legally incapacitated, or cease to devote 100% or more of all of his business time and attention to the Company's business (for whatever reason, whether by resignation, removal or otherwise); provided, however, that it shall not be an Event of Default if a successor of such person who is acceptable to the Holder in its sole discretion is employed by the Company within 90 days of such occurrence;

          (m) failure of the Company's cumulative EBITDA for any period set forth on Schedule 10.1(m) to equal or exceed the Projected 80% Cumulative EBITDA set forth opposite such period on Schedule 10.1(m); or

          (n) the occurrence of a Sale Event or a Change of Control Event;

then, except as set forth in the next sentence, when any Event of Default described in clause (a), (b), (c), (d), (e), (j), (k), (l), (m), or (n) above has occurred and shall be continuing or an Event of Default occurs under clause
(f) and the Senior Lender or holder of such indebtedness accelerates the Senior Debt or such other indebtedness, the principal of the Subordinated Note and the interest accrued thereon and all other amounts due hereunder (the "other payments") shall, upon written notice from the Holder forthwith become and be due and payable, if not already due and payable, without presentment, further demand or other notice of any kind. When any Event of Default described in clause (g), (h) or (i) above has occurred, then the principal of the Subordinated Note, the interest accrued thereon and the other payments shall immediately become due and payable, upon the occurrence thereof, without presentment, demand or notice of any kind. If any principal, installment of interest or other payment is not paid in full on the due date thereof (whether by maturity, prepayment (whether mandatory or optional), or acceleration) or any Event of Default has occurred and is continuing, then the outstanding principal balance of the Subordinated Note, any overdue installment of interest (to the extent permitted by applicable law), including interest accruing after the commencement of any proceeding under any bankruptcy or insolvency law, and all other payments will bear additional interest from the due date of such payment, or from and after an Event of Default, at a rate equal to the lesser of (i) the highest rate allowed by applicable law or (ii) an amount equal to the then applicable interest rate on the Subordinated Note plus 4% per annum (the "Default Rate"), compounded monthly, until the payment is received or the Event of Default is cured, if permitted, or waived. If payment of the Subordinated
Note is accelerated, then the outstanding principal balance thereof shall bear interest at the Default Rate from and after the Event of Default. The Company and Suncom shall pay to the Holders of the Subordinated Note all reasonable out-of-pocket costs and expenses, incurred by such holders in any effort to collect the Subordinated Note and the other payments, including the reasonable attorneys fees and expenses for services rendered in connection therewith, and pay interest on such costs and expenses to the extent not paid when demanded at the Default Rate.

          .1  Suits for Enforcement.  If any Event of Default specified in
              ---------------------
Section 10.1 above has occurred and is continuing, the Holder may proceed to protect and enforce the Holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement, or in aid of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right or remedy of the Holder.

          .2  Indemnification.  The Company and Suncom shall, jointly and
              ---------------
severally, indemnify, defend and hold the Holder harmless from, against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, "claims"), that the Holder shall incur or suffer, which arise, result from, or relate to (i) any breach of, or failure by the Company, Suncom or any Subsidiary to perform, any of its representations, warranties, covenants or agreements in this Agreement or the other Operative Documents or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by the Company, Suncom or any Subsidiary hereunder or thereunder, or in the Charter or by-laws of the Company, Suncom or any Subsidiary and (ii) any release of Hazardous Materials on or from the Facilities or claims of any governmental agencies or other Person arising under any Environmental Law.

          .3  Delays or Omissions.  No failure to exercise or delay in the
              -------------------
exercise of any right, power or remedy accruing to any holder of either of the Subordinated Note upon any breach or default of the Company or Suncom under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

          .4  Remedies Cumulative.  All remedies, under either this Agreement,
              -------------------
the Subordinated Note, by law or otherwise afforded to the Holder shall be cumulative and not alternative.

                                   ARTICLE XI

                                 Miscellaneous
                                 -------------

          .1  Consent to Amendments; Waivers.  Except as otherwise expressly
              ------------------------------
provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company, Suncom and the Holder. Any waiver, permit, consent or approval of any kind or character on the part of the Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

          .2  Survival of Terms.  All representations, warranties and covenants
              -----------------
contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of the Holder.

          .3  Successors and Assigns.  Except as otherwise expressly provided
              ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors of the parties hereto, whether so expressed or not and the permitted assigns of the parties hereto including, without limitation and without need of any express assignment, subsequent Holders of the Subordinated Note. This Agreement and the rights and obligations of the Company shall not be assigned without the prior written consent of the Holder.

          .4  Severability.  Whenever possible, each provision of this Agreement
              ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement unless the consummation of the transaction contemplated hereby is materially adversely affected thereby.

          .5  Descriptive Headings.  The descriptive headings of this Agreement
              --------------------
are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

          .6  Notices.  Any notices required or permitted to be sent hereunder
              -------
shall be delivered personally or mailed, certified mail, return receipt requested and postage prepaid, or delivered by commercial overnight courier service, with charges prepaid, to the following addresses, or such other address as any party hereto designates by written notice to the Company, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

          If to the Company or Suncom or any Subsidiary, to:

              Audio Communications Network, Inc.
              1000 Legion Place, Suite 1515
              Orlando, Florida 32801
              Attn:  President

          with a copy to:

              Baer, Marks & Upham
              805 Third Avenue
              New York, New York  10022
              Attn:  Stanley E. Bloch, Esq.

          If to the Purchaser:

              Midwest Mezzanine Fund, L.P.
              208 South LaSalle Street
              Suite 510
              Chicago, Illinois  60604
              Attn:  David A. Gezon
          with a copy to:

              Hopkins & Sutter
              Three First National Plaza
              Suite 4300
              Chicago, Illinois  60602
              Attn:  Van E. Holkeboer

Any party may change the address to which notices to it are to be sent by written notice given to the other parties hereto.

          .1  Governing Law.  All questions concerning the construction,
              -------------
validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of the State of New York, applicable to contracts made and wholly to be performed in that state.

          .2  Exhibits and Schedules. All exhibits and schedules hereto are an
              ----------------------
integral part of this Agreement.

          .3  Exchange, Transfer, or Replacement of Securities.  Upon surrender
              ------------------------------------------------
by any holder to the Company or Suncom of any certificate or instrument evidencing securities of the Company or Suncom (collectively, the "securities"), the Company at its own expense will issue in exchange therefor and deliver to such holder, a new certificate(s) or instrument(s) evidencing such securities that are being exchanged, in such denominations as may be requested by the holder. Upon surrender for transfer of any Subordinated Note, the Company and Suncom at their own expense will at the option of the Holder execute and deliver, in the name of the transferee designated by the Holder, one or more Subordinated Notes of the same type and of a like aggregate principal amount or confirm its assumption of the obligations evidenced by the Subordinated Note. All Subordinated Notes issued upon any exchange or transfer, upon issuance, will be the legal and valid obligations of the Company and Suncom, evidencing the same debt, and entitled to the same benefits as the Subordinated Notes surrendered for transfer or exchange. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any security, and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement, or in case of any such mutilation, upon surrender and cancellation of such security, the Company and Suncom, at their own expense will issue and deliver to the holder a new security of like tenor, in lieu of such lost, stolen, destroyed or mutilated security. Any new security issued in exchange for, or upon the loss, theft or destruction of the security, all as provided herein, shall be in substantially the form of the security so exchanged, lost, stolen or destroyed.

          .4  Final Agreement.  This Agreement, together with the Subordinated
              ---------------
Note, and the other Operative Documents, constitutes the final agreement of the parties concerning the matters referred to herein and therein.

          .5  Execution in Counterparts.  This Agreement may be executed in any
              -------------------------
number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

          .6  Further Cooperation.  At any time and from time to time, and at
              -------------------
its own expense, the Company shall promptly execute and deliver all such documents and instruments, and do all such acts and things, as the Holder may reasonably request in order to further effect the purposes of this Agreement.

          .7  Participations.  The Holder may transfer, grant or assign
              --------------
participations in an aggregate amount not to exceed 49% of its interest in the Subordinated Note. In the case of any such participation, the participant shall not have any rights under this Agreement or any other Operative Documents. At the election of the Holder, and upon notification by the Holder to the Company and Suncom that the Holder has transferred, granted or assigned a participation in the Holder's interests in the Subordinated Note, such notice to identify the participant and the amount and nature of the participation and payment directions, the Company and Suncom shall, until further notice from the Holder, pay any interest, principal payments or other distributions directly to such participant in respect to such participation; provided, however, that no such election may be made with respect to a participation for less than 15% and such election shall not give the participant rights under this Agreement.

          .8  WAIVERS.  EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR AS
              -------
REQUIRED BY APPLICABLE LAW, EACH OF THE COMPANY AND SUNCOM WAIVES: (I) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT WITH RESPECT TO THIS AGREEMENT OR THE SUBORDINATED NOTE, AND (II) ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY LITIGATION INSTITUTED IN RESPECT OF THIS AGREEMENT, THE SUBORDINATED NOTE OR ANY OF THE OTHER OPERATIVE DOCUMENTS. EACH OF THE COMPANY AND SUNCOM ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO MIDWEST'S ENTERING INTO THIS AGREEMENT AND THAT MIDWEST IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH THE COMPANY AND SUNCOM. EACH OF THE COMPANY AND SUNCOM WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          .9  CONSENT TO FORUM.  AS PART OF THE CONSIDERATION FOR NEW VALUE
              ----------------
RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE COMPANY OR SUNCOM, EACH OF THE COMPANY AND SUNCOM HEREBY CONSENTS AND AGREES THAT THE UNITED STATES DISTRICT COURT SITTING IN CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY OR SUNCOM, ON THE ONE HAND, AND HOLDER, ON THE OTHER HAND, PERTAINING TO, ARISING OUT OF, OR RELATING TO THIS AGREEMENT, THE SUBORDINATED NOTE OR ANY OF THE OTHER OPERATIVE DOCUMENTS. EACH OF THE COMPANY AND SUNCOM WAIVES ANY OBJECTION BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE COMPANY AND SUNCOM HEREBY
                  --------------------
WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS,

COMPLAINT AND OTHER PROCESS MAY BE MADE BY COMPLYING WITH THE PROVISIONS FOR GIVING NOTICE AS SET FORTH IN THIS AGREEMENT. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF ANY HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY ANY HOLDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.


               [The balance of this page is intentionally blank.
                            Signature pages follow.]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.


                                            AUDIO COMMUNICATIONS NETWORK, INC.


                                            By:
                                                 -------------------------------
                                                 President


                                            SUNCOM, INC.


                                            By:
                                                 -------------------------------
                                                 President


                                            MIDWEST MEZZANINE FUND, L.P.

                                            By:  TCC Mezzanine Management I,
                                                 L.P., its general partner

                                            By:  TCC Mezzanine Management, Inc.,
                                                 its general partner


                                            By:
                                                 -------------------------------
                                                 David A. Gezon, President

                                   SCHEDULES


     Schedule 5.1     Organization and Qualification

     Schedule 5.7     Pro Forma Balance Sheet and Projected Financial Statements

     Schedule 5.9     Absence of Certain Changes

     Schedule 5.10    Contracts, Leases and Other Agreements

     Schedule 5.11    Employment Relations, Arrangements and ERISA

     Schedule 5.15    Litigation

     Schedule 5.19    Geographic Areas

     Schedule 7.2(a)       Compliance Certificate

     Schedule 10.1(m)      Projected 80% Cumulative EBITDA

                                Schedule 7.2(a)

                             COMPLIANCE CERTIFICATE
                             ----------------------


     This Certificate is given by AUDIO COMMUNICATIONS NETWORK, INC. (the "Company"), pursuant to Section 7.2(a) of that certain Note Assumption Agreement (the "Note Agreement") between the Company, Suncom, Inc., and Midwest Mezzanine Fund, L.P. (the "Purchaser"). By executing this certificate the chief financial officer of the Company does hereby certify on behalf of the Company to Midwest Mezzanine Fund, L.P. that:

     (i) Attached hereto are the financial statements for the Company for the monthly period ending __________, 19___, and such financial statements fairly present the financial condition of the Company at the end of such period;

     (ii) I have reviewed the terms of the Note Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by such financial statements;

     (iii) Such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Exhibit A hereto which includes a description of the nature and period of existence of such Default or an Event of Default and what action the Company has taken, is undertaking and proposes to take with respect thereto; and

     (iv) The Company is in compliance with the covenants contained in Sections 9.11, 9.16, 9.17, and 9.18 of the Note Agreement, as demonstrated on Exhibit B hereto, except as set forth below or described in Exhibit A.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its chief financial officer this _____ day of ____________________, 199____.


                               AUDIO COMMUNICATIONS NETWORK, INC.


                               By:___________________________________

                               Its:__________________________________

                                   EXHIBIT A
                                   ---------

                         Defaults or Events of Default

                                   EXHIBIT B
                                   ---------

                       Calculation of Financial Covenants

                                SCHEDULE 10.1(m)
                                ----------------

                             80% Cumulative EBITDA

                                                                    Exhibit 99.2

The rights of the holder of this Note to receive payment are subject and subordinate to the payment of all obligations of the maker or obligor to Midlantic Bank, N.A., or its successors or assigns (the "Senior Lender"), pursuant to the terms of a Debt and Warrant Subordination Agreement dated as of September 14, 1995 by and among the Senior Lender, Midwest Mezzanine Fund, L.P., a Delaware limited partnership, and SunCom Communications L.L.C., a Delaware limited liability company.


                          SUNCOM COMMUNICATIONS L.L.C.
                               SUBORDINATED NOTE
                               -----------------

                                                         September __, 1995
$4,750,000                                               New York, New York


          SUNCOM COMMUNICATIONS L.L.C., a Delaware limited liability company (the "Corporation"), for value received, hereby promises to pay to Midwest Mezzanine Fund, L.P., a Delaware limited partnership ("Midwest Mezzanine"), its successors and assigns, the principal sum of Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000) (the "Principal Sum"), and to pay interest (computed on the basis of a 360-day year) on the unpaid principal balance hereof from the date of this Note at a rate per annum equal to Twelve and 27/100's percent (12.27%).

          The Principal Sum shall be payable in quarterly installments on the first day of January, April, July, and October (each a "Quarterly Payment Date"), beginning January 1, 2000 in the amount of $250,000. Notwithstanding anything herein to the contrary, the entire outstanding principal balance hereof shall be due and payable in full on July 1, 2004. Interest shall be payable quarterly in arrears on each Quarterly Payment Date, whether or not any principal payment is then paid or owing, commencing October 1, 1995.

          This Note is issued under and pursuant to the terms and provisions of the Note and Warrant Purchase Agreement dated as of September 14, 1995 by and between the Corporation and Midwest Mezzanine, as amended and in effect from time to time (the "Note Purchase Agreement") and this Note and the holder hereof is entitled to all of the rights and benefits provided for thereby or referred to therein, to which Note Purchase Agreement reference is hereby made for a statement thereof.

          If any principal or installment of interest is not paid in full on the due date thereof (taking into account any applicable grace periods) (whether by maturity, prepayment or acceleration), and upon and during the continuance of any Event of Default (as defined in the Note Purchase Agreement), the outstanding principal balance of this Note and any overdue installment of interest (to the extent permitted by applicable law) shall bear interest at a rate equal to the lesser of (i) the highest rate allowed by applicable law and
(ii) Sixteen and 27/100's percent (16.27%) until such payment is paid in full or such Event of Default is cured or waived in accordance with the terms of the Note Purchase Agreement.

          All payments on or in respect of this Note, including principal, interest and premium thereon, shall be made in such coin and currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by check mailed and addressed to the holder hereof at 208 South LaSalle Street, Suite 510, Chicago, Illinois 60604, or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof, shall have designated to the Corporation in writing pursuant to the provisions of the Note Purchase Agreement. Whenever a payment to be made hereunder shall be due on a day which is not a business day in Chicago, Illinois, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest hereunder.

          This Note may be prepaid pursuant to the terms set forth in the Note Purchase Agreement. Any prepayment shall be applied first against any accrued and unpaid expenses owing under the Note Purchase Agreement, then against any premium or penalty that may be due on account of such prepayment, then against accrued interest, and then against principal payments due thereafter in the inverse order of their maturities. Under certain circumstances as specified in the Note Purchase Agreement, the principal of this Note may be subject to mandatory prepayments and may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

          The Corporation hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever. The failure of the holder hereof to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance.

          This Note shall be binding upon the Corporation, its successors, and assigns, and shall inure to the benefit of the Midwest Mezzanine, its successors, and assigns.

          This Note is a contract made under and governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

                                   SUNCOM COMMUNICATIONS L.L.C.

                                   By:  SunCom Management L.L.C., its manager

                                        By: Global Communications I. L.L.C.
                                            a managing member

                                        By:
                                           -------------------------------------
                                            Mitchell Kleinhandler, a member

                                        and

                                        By: Creative Media Music Enterprises,
                                            L.L.C., a managing member


                                        By:
                                           -------------------------------------
                                            David Unger, a member